EXHIBIT 23.1
                                                                    ------------




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-30378) and Form S-8 (File No. 333-60791) of WestCoast Hospitality Corporation of our report dated February 13, 2002 relating to the consolidated financial statements of WestCoast Hospitality Corporation, which appears in WestCoast Hospitality Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.


BDO Seidman, LLP
Spokane, Washington


March 28, 2002